Exhibit 3.1.2

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEW SOURCE ENERGY GROUP, INC.

ARTICLE I

Name

The name of the Corporation shall be New Source Energy Group, Inc.

ARTICLE II

Registered Office and Registered Agent

The address of the Corporation’s registered office in Delaware is: 160 Greentree Drive, Suite 101, Dover, Delaware 19904, and the name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE III

Purpose

The purpose for which the Corporation is organized is to transact any or all lawful business for which corporations may be incorporated under the General Corporation Law of Delaware.

ARTICLE IV

Capital Stock

The authorized capital stock of the Corporation shall consist of 200,000,000 shares, which shall be divided into two classes, consisting of 180,000,000 shares of common stock (“Common Stock”) and 20,000,000 shares of preferred stock (“Preferred Stock”), each with $0.01 par value per share.  The designations, preferences, privileges, rights and voting powers and any limitations, restrictions or qualifications thereof, of the shares of each class are as follows:

A.           The holders of outstanding shares of Common Stock shall have the right to vote on all questions to the exclusion of all other stockholders, each holder of record of Common Stock being entitled to one vote for each share of Common Stock standing in the name of the stockholder on the books of the Corporation, except as may be provided in this Certificate of Incorporation, in a Preferred Stock Designation (as hereinafter defined), or as required by law.

B.           The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors (or any committee to which it may duly delegate the authority granted in this Section B of Article IV) is hereby empowered to authorize the issuance from time to time of shares of Preferred Stock in one or more series, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine, and by filing a certificate pursuant to applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”) as it presently exists or may hereafter be amended to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors (or such committee thereof) providing for the issuance of such series of Preferred Stock. Each series of Preferred Stock shall be distinctly designated. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(i)	The designation of the series, which may be by distinguishing number, letter or title.

(ii)
The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(iii)	The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

(iv)	Dates at which dividends, if any, shall be payable.

(v)	The redemption rights and price or prices, if any, for shares of the series.

(vi)	The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(vii)	The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(viii)
Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

(ix)	Restrictions on the issuance of shares of the same series or of any other class or series.

(x)	The voting rights, if any, of the holders of shares of the series.

C.           Other Provisions Applicable To Preferred Stock And Common Stock

1.           Cumulative voting shall not be allowed in elections of directors or for any other purpose.

2.           No holders of shares of Preferred Stock or Common Stock of the Corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue.  The Board of Directors of the Corporation, however, in its discretion by resolution, may determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of Preferred Stock or Common Stock of the Corporation, or solely to the holders of any class or classes of such stock, which the Corporation may now or hereafter be authorized to issue, in such proportions based on stock ownership as said board in its discretion may determine.

3.           The Board of Directors may restrict the transfer of any of the Corporation’s stock issued by giving the Corporation or any stockholder “first right of refusal to purchase” the stock, by making the stock redeemable, or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the laws of the State of Delaware.  Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the Corporation.

D.           Reservation of Right.  The Board of Directors of the Corporation reserves the right by subsequent amendment of (i) this Certificate of Incorporation or (ii) the resolutions of the Board of Directors providing for the creation of a series of Preferred Stock (the “Adopting Resolutions”), to increase or decrease the number of shares constituting Preferred Stock or any series thereof (but not below the number of shares then outstanding) and in any other respects to amend this Certificate of Incorporation or the Adopting Resolutions, in each case, within the limits provided by law, this Certificate of Incorporation and any applicable contract or instrument binding on the Corporation.

ARTICLE V

Directors

The affairs of the Corporation shall be governed by a board of not less than one (1) director, who shall be elected in accordance with the Bylaws of the Corporation.  The organization and conduct of the Board shall be in accordance with the following:

1.           The exact number of directors shall be fixed from time to time by resolution of the Board of Directors.  All members of the Board of Directors shall be elected at each Annual Meeting of Shareholders in each year to serve until the next Annual Meeting of Shareholders and until their successors shall be elected and shall qualify.  The directors shall have the power from time to time and at any time, when the shareholders are not assembled at a meeting, to increase or decrease their own number within the maximum and minimum limitations specified therein, by resolution of the Board of Directors.  If the number of directors be increased, any additional directors may be elected by a majority of the directors in office at the time of the increase.

2.           The directors of the Corporation need not be residents of Delaware and shall not be required to hold shares of the Corporation’s capital stock.

3.           Meetings of the Board of Directors, regular or special, may be held within or without Delaware upon such notice as may be prescribed by the Bylaws of the Corporation.  Attendance of a director at a meeting shall constitute a waiver by him of notice of such meeting unless he attends only for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

4.           A majority of the number of directors at any time constituting the Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

5.           By resolution adopted by a majority of the Directors at any time constituting the Board of Directors, the Board of Directors may designate two or more directors to constitute an Executive Committee or one or more other committees each of which shall have and may exercise, to the extent permitted by law or in such resolution, all the authority of the Board of Directors in the management of the Corporation; but the designation of any such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed on it or him by law.

ARTICLE VI

Regulatory Provisions

The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and creating, defining, limiting and regulating the powers of the Corporation, the directors and the stockholders, or any class of stockholders:

1.           Officers.  The officers of the Corporation shall consist of a president, one or more vice presidents and may be prescribed by the Bylaws of the Corporation, a secretary and a treasurer, each of whom shall be elected by the Board of Directors at such time and in such manner as may be prescribed by the Bylaws of the Corporation.  Any two or more offices may be held by the same person except the offices of president and secretary.

2.           Meetings of Stockholders.  Meetings of the stockholders of the Corporation shall be held at such place within or without Delaware and at such times as may be prescribed in the Bylaws of the Corporation.  Special meetings of the stockholders of the Corporation may be called by the president of the Corporation, the Board of Directors, or by the record holders or holders of at least ten percent (10%) of all shares entitled to vote at the meeting.  At any meeting of the stockholders, except to the extent otherwise provided by law, the quorum shall consist of a majority of the shares entitled to vote at the meeting; and, if a quorum is present, the affirmative vote of a majority of shares represented by the meeting and entitled to vote thereat shall be the act of the stockholders unless the vote of a greater number is required by law.

3.           Voting.  When, with respect to any acts to be taken by stockholders of this corporation, where the General Corporation Law of the State of Delaware requires the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote thereon, or of any class or series, such action to be taken by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such action.

4.           Bylaws.  The initial Bylaws of the Corporation shall be adopted by its Board of Directors.  Subject to repeal or change by action of the stockholders, the power to alter, amend, or repeal the Bylaws or to adopt new Bylaws shall be vested in the Board of Directors.

ARTICLE VII

Limitation on Director Liability and Indemnification; Advancement of Expenses

1.           Limitation on Liability.  The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware.  Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(a)            for any breach of the director’s duty of loyalty to the Corporation or its stockholders,

(b)            for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(c)            under Section 174 of the General Corporation Law of Delaware, or

(d)            for any transaction from which the director derived an improper personal benefit.

2.           Indemnification.

(a)           Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (a 'Covered Person') who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (a 'proceeding'), by reason of the fact that such Covered Person, or a person for whom he or she is the legal representative, is or was, at any time during which this Section (2)(a) of Article VII is in effect (whether or not such Covered Person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation, or has or had agreed to become a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust, nonprofit entity or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, against all liability and loss suffered (including, without limitation, any judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) and expenses (including attorneys' fees), actually and reasonably incurred by such Covered Person in connection with such proceeding to the fullest extent permitted by law, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided however, that, except as provided in Section (2)(b) of this Article VII, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section (2)(a) of Article VII and such rights as may be conferred in the Bylaws of the Corporation shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred by a Covered Person in defending any such proceeding in advance of its final disposition, in accordance with the Bylaws of the Corporation. The rights conferred upon Covered Persons in this Section (2)(a) of Article VII shall be contract rights that vest at the time of such person's service to or at the request of the Corporation and such rights shall continue as to a Covered  Person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same (or lesser) scope and effect as the foregoing indemnification of directors and officers.

(b)           Right of Claimant to Bring Suit. In accordance with the Bylaws of the Corporation, if a claim for indemnification under Section (2)(a) of this Article VII is not paid in full within sixty (60) days after a written claim has been received by the Corporation, the Covered Person making such claim may at any time thereafter file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.

(c)           Non-Exclusivity of Rights. In accordance with the Bylaws of the Corporation, the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred any Covered Person by Section (2)(a) of this Article VII:

(i)           shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise and

(ii)           cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a Covered Person's service occurring prior to the date of such termination.

3.           Advancement of Expenses.  In addition to the right to indemnification conferred above and to the fullest extent permitted by law, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending a proceeding for which indemnification is to be provided by the Corporation pursuant to Section 145 of the General Corporation Law of Delaware as set forth in the foregoing Section of Article VII in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the General Corporation Law of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this paragraph or otherwise.

4.           Purchase of Insurance.  The Corporation may purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability, expense or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability, expense or loss under the provisions of the Bylaws of the Corporation or the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such person shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such person.

Article VIII

Amendments

1.           The provisions of Article VII of this Certificate of Incorporation shall not be modified, revised, altered, amended, repealed or rescinded, in whole or in part, except by the affirmative vote of not less than two-thirds of the votes entitled to be cast thereon.  Any repeal or modification of Article VII shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

2.           Except as provided in Section 1 of this Article VIII, the Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.